EXHIBIT 32 – SECTION 1350 CERTIFICATIONS

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Advant -e Corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2004	By:	/s/ JASON K. WADZINSKI

Jason K. Wadzinski Chief Executive Officer

Pursuant to 18 U.S.C. Section 1350, the undersigned officer of Advant -e Corporation (the “Company”), hereby certifies that the Company’s Annual Report on Form 10-KSB for the year ended December 31, 2003 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934 and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: March 23, 2004	By:	/s/ JAMES E. LESCH

James E. Lesch Director of Accounting

56